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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 Amendment No. 1 (File No. 333-53287) of our reports, (1) dated May 12, 1998 on our audit of the balance sheet of Hudson Hotels Trust as of May 12, 1998, (2) dated May 11, 1998 on our audit of the combined financial statements and financial statement schedule of the Other Initial Hotels. We also consent to the references to our Firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

Rochester, New York

July 1, 1998